EXHIBIT 99.1

         NEWS RELEASE

LivaNova Reports Fourth Quarter and
Full-Year 2017 Results

London, February 28, 2018 – LivaNova PLC (NASDAQ:LIVN) (“LivaNova” or the “Company”), a market-leading medical technology and innovation company, today reported results for the quarter and full-year ended December 31, 2017.

For the fourth quarter of 2017, worldwide sales from continuing operations were $278.4 million, an increase of 11.5 percent on a reported basis and an increase of 8.1 percent on a constant currency basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles ("GAAP"), fourth quarter 2017 diluted losses per share from continuing operations were ($0.65). Fourth quarter 2017 adjusted diluted earnings per share from continuing operations were $0.88. For full-year 2017, worldwide sales from continuing operations were $1.0 billion, an increase of 4.9 percent on a reported basis and increase of 4.1 percent on a constant currency basis, as compared to the previous year. On a GAAP basis, full-year 2017 diluted earnings per share from continuing operations were $1.12. Full-year 2017 adjusted diluted earnings per share from continuing operations were $3.31.

“We had a tremendous fourth quarter, meeting all of our financial targets for the year,” said Damien McDonald, LivaNova's Chief Executive Officer. “Neuromodulation benefited from the strong performance of our newest VNS Therapy® System, SenTivaTM, which received U.S. Food and Drug Administration approval in early October 2017.  The business also benefited from rescheduled procedures as a result of hurricane impacts in the third quarter. Cardiac Surgery experienced robust growth, driven by sales of our S5® heart-lung machine and our Perceval® sutureless aortic heart valve. We are moving forward with the divestment of our Cardiac Rhythm Management business to MicroPort Scientific Corporation, which is expected to close in the second quarter of 2018. All of this allowed us to grow our full-year adjusted diluted earnings per share from continuing operations by 9.2 percent from full-year 2016. We recently announced the acquisition of ImThera Medical, which complements our Neuromodulation business with a device focused on neurostimulation for the treatment of obstructive sleep apnea, and more recently announced our intent to acquire TandemLife, which complements our Cardiac Surgery business with advanced cardiopulmonary temporary support solutions. We intend to continue this momentum throughout 2018, taking actions that strengthen LivaNova’s commitment to improving the lives of patients around the world.”

Fourth Quarter 2017 Results

Worldwide sales from continuing operations for the fourth quarter were $278.4 million, up 8.1 percent on a constant currency basis compared to the fourth quarter of 2016. The following table highlights worldwide sales for the fourth quarter of 2017 by Business Franchise:

$ in millions	Three months ended December 31,		% Change	Constant Currency % Change
Business Franchise / Product Line:	2017	2016
Cardiopulmonary	$142.3	$124.7	14.1%	9.2%
Heart Valves	35.6	34.0	4.7%	0.2%
Cardiac Surgery	177.9	158.7	12.1%	7.3%
Neuromodulation	99.8	90.5	10.3%	9.4%
Other	0.7	0.4	—%	—%
Total Net Sales	$278.4	$249.6	11.5%	8.1%

•	Note: Numbers may not add up precisely due to rounding. Constant currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant currency growth. Constant currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiac Surgery
Cardiac Surgery sales, which include cardiopulmonary products and heart valves, were $177.9 million, representing a 7.3 percent increase versus the comparable fourth quarter of 2016.

Sales in cardiopulmonary products were $142.3 million, representing a 9.2 percent increase versus the fourth quarter of 2016. This was primarily due to customers upgrading from older S3® heart-lung machines to the current S5 machines, as well as increased market share.

Heart valve sales, including tissue and mechanical heart valves, were $35.6 million, an increase of 0.2 percent compared to the fourth quarter of 2016. Growth in demand for the Perceval sutureless aortic heart valve more than offset global declines in traditional tissue and mechanical heart valves.

Neuromodulation
Neuromodulation sales were $99.8 million in the fourth quarter, representing a 9.4 percent increase versus the fourth quarter of 2016. Sales were driven by strong demand for the SenTiva VNS Therapy System and by higher procedural volumes resulting from hurricane-related impacts in the third quarter.

Cardiac Rhythm Management
On November 20, 2017, LivaNova entered into a binding Letter of Intent for the sale of the company’s Cardiac Rhythm Management Business Franchise (“CRM”) to MicroPort Scientific Corporation. As a result, we recognized a net impairment of CRM’s long-lived assets of $78.3 million. All financial results for CRM are captured on the income statement under Discontinued Operations.

Financial Performance
On a U.S. GAAP basis, fourth quarter 2017 operating income from continuing operations was $18.3 million. Adjusted operating income from continuing operations for the fourth quarter of 2017 was $55.2 million, an increase of 1.8 percent as compared to the fourth quarter of 2016, primarily driven by favorable product mix and gross profit improvements, partially offset by expected increases in operating expenses due to increased R&D investment in our Transcatheter Mitral Valve Replacement (“TMVR”) and Heart Failure programs.

On a U.S. GAAP basis, fourth quarter 2017 diluted losses per share from continuing operations were ($0.65), which includes an $8.6 million impairment of two of our cost-method investments and a $27.5 million non-cash net charge related to the U.S. Tax Cuts and Jobs Act enacted on December 22, 2017. Fourth quarter 2017 adjusted diluted earnings per share from continuing operations were $0.88, an increase of 6.0 percent as compared to the fourth quarter of 2016.

Full-Year 2017 Results

Worldwide sales for full-year 2017 from continuing operations were $1.0 billion, up 4.1 percent on a constant currency basis compared to full-year 2016. The following table highlights worldwide sales for full-year 2017 by Business Franchise:

$ in millions	Twelve months ended December 31,		% Change	Constant Currency % Change
Business Franchise / Product Line:	2017	2016
Cardiopulmonary	$497.3	$474.4	4.8%	3.5%
Heart Valves	138.2	137.3	0.7%	(0.4%)
Cardiac Surgery	635.5	611.7	3.9%	2.7%
Neuromodulation	375.0	351.4	6.7%	6.7%
Other	1.8	1.7	—%	—%
Total Net Sales	$1,012.3	$964.9	4.9%	4.1%

•	Note: Numbers may not add up precisely due to rounding. Constant currency % change is considered a non-GAAP metric.

For discussion purposes, all sales growth rates below reflect comparable, constant currency growth. Constant currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.

Cardiac Surgery
Cardiac Surgery sales, which include cardiopulmonary products and heart valves, were $635.5 million, representing a 2.7 percent increase versus the comparable period in 2016.

Sales in cardiopulmonary products were $497.3 million, representing a 3.5 percent increase versus full-year 2016. This was due to strength in our heart-lung machines from continued progress in upgrading customers from older S3 machines to our current S5 machines, as well as strong sales of the Inspire® oxygenator.

Heart valve sales, including tissue and mechanical heart valves, were $138.2 million, a decrease of 0.4 percent compared to full-year 2016 as a result of continuing global declines in traditional tissue and mechanical heart valves.

Neuromodulation
Neuromodulation sales were $375.0 million for full-year 2017, representing a 6.7 percent increase compared to full-year 2016. Sales were driven by strong demand for the AspireSR® VNS Therapy System, and the launch of the SenTiva VNS Therapy System in the fourth quarter.

Financial Performance
On a U.S. GAAP basis, full-year 2017 operating income from continuing operations was $95.7 million. Adjusted operating income from continuing operations for the full-year 2017 was $218.7 million, an increase of 3.2 percent as compared to full-year 2016, primarily driven by favorable product mix and gross profit improvements, partially offset by expected increases in operating expenses due to increased R&D investment in our TMVR and Heart Failure programs.

2018 Guidance
LivaNova expects worldwide net sales from continuing operations for full-year 2018 to grow between 4 and 6 percent on a constant-currency basis. Adjusted diluted earnings per share from continuing operations for 2018 are expected to be in the range of $3.40 to $3.60.

Key non-GAAP reconciliation items to the projected 2018 adjusted diluted earnings per share are as follows:

	Earnings Per Share
Estimated merger and integration charges	$0.23	-	$0.28
Estimated charges for restructuring	$0.25	-	$0.30
Amortization of intangible assets related to purchase price accounting	$0.67
Estimated charges related to equity compensation	$0.36	-	$0.40

In 2018, the company estimates that adjusted cash flow from operations, excluding integration, restructuring and product remediation payments, will be in the range of $180 to $200 million.  Capital expenditures are projected to range between $35 million to $40 million.

"We are entering 2018 with significant momentum to drive continued progress. We have a focused set of initiatives to increase sales growth, advance new product launches and improve our margins," said McDonald. "We are investing in advancing our pipeline and implementing programs to reach new patient populations around the globe. We believe these efforts will enable LivaNova to most effectively serve the needs of our customers and patients and create quality, long-term value for our shareholders."
Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 8 a.m. Central Time (9 a.m. Eastern Time, 2 p.m. GMT) on Wednesday, February 28 that will be accessible through the Investor Relations section of the LivaNova corporate website at www.livanova.com. To listen to the conference call live by telephone, dial (866) 393-4306 (if dialing from within the U.S.) or (734) 385-2616 (if dialing from outside the U.S.). The conference ID is 2898787.

Within 24 hours of the webcast, a replay will be available under the "News & Events / Presentations" section of the Investor Relations portion of the LivaNova website, where it will be archived and accessible for approximately 12 months.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London, LivaNova has a presence in more than 100 countries worldwide. The Company currently employs more than 4,500 employees, inclusive of approximately 900 employed by our CRM business franchise. LivaNova operates as three business franchises: Cardiac Surgery, Neuromodulation and Cardiac Rhythm Management, with operating headquarters in Mirandola (Italy), Houston (U.S.A.) and Clamart (France), respectively.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant currency growth. Management believes that referring to comparable, constant currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant currency growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using average exchange rates in effect during the applicable prior year period.

The Company also believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by adjusting for items that are not related to the ongoing operations of the Company.
Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures and depreciation and amortization for 2018, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, serving the needs of our customers and patients, and delivering strong value to our shareholders. Important factors that may cause actual results to differ include, but are not limited to: (i) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (ii) organizational and governance structure; (iii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iv) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (v) the ability to hire and retain key personnel; (vi) the ability to attract new customers and retain existing customers in the manner anticipated; (vii) changes in legislation or governmental regulations affecting LivaNova; (viii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (ix) conditions in the credit markets; (x) business and other financial risks inherent to the industries in which LivaNova operates; (xi) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xii) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xiii) and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

For more information, please visit www.livanova.com, or contact:
Investor Relations and Media
Karen King
Vice President, Investor Relations & Corporate Communications
Phone: +1 (281) 228-7262
Fax: +1 (281) 218-9332
e-mail: Corporate.Communications@LivaNova.com

LIVANOVA PLC
QUARTERLY SALES
(U.S. dollars in millions)

	Three Months Ended December 31,

	2017	2016	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Cardiopulmonary
US	42.6	41.3	2.9%	2.9%
Europe	38.5	33.8	13.8%	4.1%
Rest of World	61.3	49.5	23.6%	18.0%
Total	142.3	124.7	14.1%	9.2%

Heart Valves
US	6.1	6.8	(9.9%)	(9.9%)
Europe	11.2	10.7	4.2%	(4.4%)
Rest of World	18.3	16.5	11.0%	7.3%
Total	35.6	34.0	4.7%	0.2%

Cardiac Surgery
US	48.6	48.1	1.1%	1.1%
Europe	49.7	44.5	11.5%	2.0%
Rest of World	79.6	66.1	20.5%	15.3%
Total	177.9	158.7	12.1%	7.3%

Neuromodulation
US	85.6	77.6	10.3%	10.3%
Europe	9.3	7.7	19.8%	10.8%
Rest of World	5.0	5.2	(4.9%)	(6.4%)
Total	99.8	90.5	10.3%	9.4%

Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	0.7	0.4	N/A	N/A
Total	0.7	0.4	N/A	N/A

Total
US	134.2	125.7	6.8%	6.8%
Europe	58.9	52.3	12.8%	3.4%
Rest of World	85.2	71.7	18.8%	13.9%
Total	$278.4	$249.6	11.5%	8.1%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.
(1) Constant currency is a non-GAAP measure.

LIVANOVA PLC
TWELVE MONTH SALES
(U.S. dollars in millions)

	Twelve Months Ended December 31,

	2017	2016	% Change at Actual Currency Rates	% Change at Constant Currency Rates(1)
Cardiopulmonary
US	152.8	154.4	(1.0%)	(1.0%)
Europe	133.6	128.5	4.0%	2.3%
Rest of World	210.9	191.5	10.1%	8.1%
Total	497.3	474.4	4.8%	3.5%

Heart Valves
US	25.0	27.7	(9.8%)	(9.8%)
Europe	42.1	44.3	(4.9%)	(6.2%)
Rest of World	71.1	65.3	8.9%	7.4%
Total	138.2	137.3	0.7%	(0.4%)

Cardiac Surgery
US	177.8	182.1	(2.4%)	(2.4%)
Europe	175.7	172.8	1.7%	0.1%
Rest of World	282.0	256.8	9.8%	7.9%
Total	635.5	611.7	3.9%	2.7%

Neuromodulation
US	316.9	298.5	6.2%	6.2%
Europe	34.8	31.9	8.8%	9.0%
Rest of World	23.3	21.0	10.9%	10.1%
Total	375.0	351.4	6.7%	6.7%

Other
US	—	—	N/A	N/A
Europe	—	0.1	N/A	N/A
Rest of World	1.8	1.6	N/A	N/A
Total	1.8	1.7	N/A	N/A

Total
US	494.7	480.6	2.9%	2.9%
Europe	210.5	204.8	2.7%	1.5%
Rest of World	307.1	279.5	9.9%	8.1%
Total	$1,012.3	$964.9	4.9%	4.1%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.
(1) Constant currency is a non-GAAP measure.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS) - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,
	2017	2016	% Change(1)

Net sales	$278.4	$249.6
Cost of sales	101.6	88.9
Product remediation	4.7	35.3
Gross profit	172.1	125.4	37.2%

Operating expenses:
Selling, general and administrative	101.6	95.7
Research and development	32.5	20.0
Merger and integration expenses	7.8	—
Restructuring expenses	3.2	16.8
Amortization of intangibles	8.5	7.9
Total operating expenses	153.7	140.3	9.6%

Operating income (loss) from continuing operations	18.3	(14.9)	(222.8%)

Interest expense, net	(1.9)	(3.4)
Impairment of cost-method investments	(8.6)	—
Foreign exchange and other gains	—	3.6
Income (loss) from continuing operations before tax	7.9	(14.6)	(154.1%)

Losses from equity method investments	(0.2)	(2.2)
Income tax expense (benefit)	39.1	(10.5)
Net loss from continuing operations	(31.5)	(6.3)	400.0%

Discontinued Operations:
Loss from discontinued operations, net of tax	(1.9)	(23.5)
Impairment of discontinued operations, net of tax	(78.3)	—
Net loss from discontinued operations	(80.2)	(23.5)
Net loss	($111.7)	($29.8)	274.8%

Basic loss per common share:
Continuing operations	($0.65)	($0.13)
Discontinued operations	($1.67)	($0.48)
	($2.32)	($0.61)

Diluted loss per common share:
Continuing operations	($0.65)	($0.13)
Discontinued operations	($1.67)	($0.48)
	($2.32)	($0.61)

Weighted average common shares outstanding
Basic	48.2	48.5
Diluted	48.2	48.5

Adjusted gross profit (1)	$178.8	$161.3	10.8%
Adjusted SG&A (1)	92.6	87.4	5.9%
Adjusted R&D (1)	31.1	19.7	57.9%
Adjusted operating income from continuing operations (1)	55.2	54.2	1.8%
Adjusted income from continuing operations, net of tax (1)	43.1	40.6	6.2%
Adjusted diluted earnings per share from continuing operations (1)	$0.88	$0.83	6.0%

Statistics (as a % of net sales, except for income tax rate)
	GAAP Three Months Ended December 31,		Adjusted (1) Three Months Ended December 31,
	2017	2016	2017	2016
Gross profit	61.8%	50.2%	64.3%	64.6%
SG&A	36.5%	38.3%	33.3%	35.0%
R&D	11.7%	8.0%	11.2%	7.9%
Operating income from continuing operations	6.6%	(6.0%)	19.8%	21.7%
Income from continuing operations, net of tax	(11.3%)	(2.5%)	15.5%	16.2%
Income tax rate	495.8%	71.7%	20.3%	20.7%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.
*	Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(U.S. dollars in millions, except per share amounts)

	Twelve Months Ended December 31,
	2017	2016	% Change(1)

Net sales	$1,012.3	$964.9
Cost of sales	353.4	367.8
Product remediation	7.3	37.5
Gross profit	651.6	559.5	16.5%

Operating expenses:
Selling, general and administrative	380.6	356.8
Research and development	109.7	82.5
Merger and integration expenses	15.5	20.4
Restructuring expenses	17.1	37.4
Amortization of intangibles	33.1	31.0
Total operating expenses	556.0	528.1	5.3%

Operating income from continuing operations	95.7	31.4	204.8%

Interest expense, net	(6.5)	(8.9)
Gain on acquisition of Caisson Interventional, LLC	39.4	—
Impairment of cost-method investments	(8.6)	—
Foreign exchange and other gains	1.1	3.1
Income from continuing operations before tax	121.1	25.7	371.2%

Losses from equity method investments	(16.7)	(18.7)
Income tax expense	50.0	5.1
Income from continuing operations	54.5	1.9	2,768.4%

Discontinued Operations:
Loss from discontinued operations, net of tax	(1.3)	(64.7)
Impairment of discontinued operations, net of tax	(78.3)	—
Net loss from discontinued operations	(79.6)	(64.7)
Net loss	($25.1)	($62.8)	60.0%

Basic income (loss) per common share:
Continuing operations	$1.13	$0.04
Discontinued operations	($1.65)	($1.33)
	($0.52)	($1.29)

Diluted income (loss) per common share:
Continuing operations	$1.12	$0.04
Discontinued operations	($1.64)	($1.32)
	($0.52)	($1.28)

Weighted average common shares outstanding
Basic	48.2	48.9
Diluted	48.5	49.0

Adjusted gross profit (1)	$664.8	$628.0	5.9%
Adjusted SG&A (1)	350.9	335.2	4.7%
Adjusted R&D (1)	95.2	80.9	17.7%
Adjusted operating income from continuing operations (1)	218.7	211.9	3.2%
Adjusted income from continuing operations, net of tax (1)	160.5	148.5	8.1%
Adjusted diluted earnings per share from continuing operations (1)	$3.31	$3.03	9.2%

Statistics (as a % of net sales, except for income tax rate)
	GAAP Twelve Months Ended December 31,		Adjusted (1) Twelve Months Ended December 31,
	2017	2016	2017	2016
Gross profit	64.4%	58.0%	65.7%	65.1%
SG&A	37.6%	37.0%	34.7%	34.7%
R&D	10.8%	8.5%	9.4%	8.4%
Operating income from continuing operations	9.5%	3.3%	21.6%	22.0%
Income from continuing operations, net of tax	5.4%	0.2%	15.9%	15.4%
Income tax rate	41.2%	19.9%	22.8%	24.7%

(1)	Adjusted financial measures are Non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.
*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)

Three Months Ended December 31, 2017	Sales	Gross profit	Operating income from continuing operations	Income (loss) from continuing operations	Income (loss) from discontinued operations	Net income (loss)	Diluted EPS from continuing operations	Diluted EPS from discontinued operations	Diluted EPS
GAAP Financial Measures	$278.4	$172.1	$18.3	($31.5)	($80.2)	($111.7)	($0.65)	($1.67)	($2.32)
Specified items
Merger and integration expenses (A)			7.8	5.9		5.9	0.12	—	0.12
Restructuring expenses (B)			3.2	3.1	0.1	3.2	0.06	—	0.06
Depreciation and amortization (C)		1.1	10.0	4.9	1.4	6.4	0.10	0.03	0.13
Product remediation (D)		4.7	4.7	3.1		3.1	0.06	—	0.06
Other income/(expenses) & litigations (E)			3.2	3.2		3.2	0.07	—	0.07
Equity compensation (F)		0.2	4.0	3.5	0.7	4.3	0.07	0.02	0.09
CRM business franchise divestiture (G)					82.7	82.7	—	1.69	1.69
Other Impairments (H)		0.7	1.0	7.9		7.9	0.17	—	0.17
Acquisition costs (I)			2.9	0.4		0.4	0.01	—	0.01
Certain interest adjustments (J)				0.7		0.7	0.02	—	0.02
Certain tax adjustments (K)				41.7	(4.1)	37.6	0.85	(0.07)	0.78
Adjusted financial measures	$278.4	$178.8	$55.2	$43.1	$0.7	$43.8	$0.88	$0.01	$0.89

GAAP results for the three months ended December 31, 2017 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(F)	Continuing operations includes $0.2m related to COGS, $3.5m related to SG&A and $0.3m for R&D.
(G)	Includes CRM business franchise impairment of $93.6m and $6.3m of expenses associated with divestiture
(H)	Includes $8.6m of impairments to cost-method investments and $1.0m of tangible asset impairments
(I)	Costs associated with the acquisitions of ImThera, TandemLife and Caisson
(J)	Primarily related to intellectual property migration and other non-recurring impacts to interest expense
(K)
Primarily relates to discrete tax items and the tax impact of intercompany transactions, of which $27.5m related to a net, non-cash charge incurred as a result of the U.S. enacted Tax Cuts and Jobs Act on December 22, 2017.

*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)

Three Months Ended December 31, 2016	Sales	Gross profit	Operating (loss) income from continuing operations	Income (loss) from continuing operations	Income (loss) from discontinued operations	Net income (loss)	Diluted EPS from continuing operations	Diluted EPS from discontinued operations	Diluted EPS
GAAP Financial Measures	$249.6	$125.4	($14.9)	($6.3)	($23.5)	($29.8)	($0.13)	($0.48)	($0.61)
Specified Items
Restructuring expenses (A)			16.8	10.2	1.9	12.1	0.21	0.04	0.25
Depreciation, Amortization & Inventory Step-Up (B)		0.7	9.0	9.5	3.9	13.4	0.19	0.08	0.27
Impairment of goodwill (C)					18.3	18.3	—	0.38	0.38
Product remediation (D)		35.3	35.3	23.8		23.8	0.49	—	0.49
Other income/(expenses) & litigations (E)			4.3	3.6		3.6	0.07	—	0.07
Equity compensation (F)		(0.1)	3.8	1.5	0.2	1.7	0.03	—	0.03
Certain interest adjustments (G)				(0.9)		(0.9)	(0.02)	—	(0.02)
Certain tax adjustments (H)				(0.7)		(0.7)	(0.01)	—	(0.01)
Adjusted financial measures	$249.6	$161.3	$54.2	$40.6	$0.9	$41.5	$0.83	$0.02	$0.85

GAAP results for the three months ended December 31, 2016 include:
(A)	Restructuring expenses related to organizational changes
(B)	Includes depreciation and amortization associated with final purchase price accounting
(C)	Impairment of CRM segment goodwill
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Cost of $2.6m related to the reassessment of earn-out provisions for two legacy distributor acquisitions; $0.7m related to a provision for previous years under audit in a foreign jurisdiction
(F)	Continuing operations includes $3.8m related to SG&A, $0.1m related to R&D and ($0.1m) related to COGS
(G)	Primarily interest related to intellectual property migration and other non-recurring impacts to interest expense
(H)	Primarily relates to discrete tax items and the tax impact of intercompany transactions

*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)

Year Ended December 31, 2017	Sales	Gross profit	Operating income from continuing operations	Income from continuing operations	Income (loss) from discontinued operations	Net income (loss)	Diluted EPS from continuing operations	Diluted EPS from discontinued operations	Diluted EPS
GAAP Financial Measures	$1,012.3	$651.6	$95.7	$54.5	($79.6)	($25.1)	$1.12	($1.64)	($0.52)
Specified Items
Merger and integration expenses (A)			14.8	11.6		11.6	0.24	—	0.24
Restructuring expenses (B)			17.1	14.7	(1.7)	13.0	0.30	(0.03)	0.27
Depreciation and Amortization (C)		4.4	38.7	26.7	10.5	37.2	0.55	0.22	0.77
Product remediation (D)		7.3	7.3	4.8		4.8	0.10	—	0.10
Other income/(expenses) & litigations (E)		0.1	10.1	3.7		3.7	0.08	—	0.08
Equity compensation (F)		0.4	17.7	13.6	1.2	14.8	0.28	0.03	0.31
CRM business franchise divestiture (G)					83.7	83.7	—	1.73	1.73
Other impairments (H)		0.7	1.0	20.9		20.9	0.43	—	0.43
Acquisition costs (I)		0.2	16.5	(28.7)		(28.7)	(0.59)	—	(0.59)
Certain interest adjustments (J)				1.5		1.5	0.03	—	0.03
Certain tax adjustments (K)				37.2	(2.9)	34.3	0.77	(0.06)	0.71
Adjusted financial measures	$1,012.3	$664.8	$218.7	$160.5	$11.3	$171.8	$3.31	$0.23	$3.54

GAAP results for the year ended December 31, 2017 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters
(F)	Continuing operations includes $0.5m related to COGS, $16.1m related to SG&A and $1.1m for R&D.
(G)	Includes CRM business franchise impairment of $93.6m and $7.3m of expenses associated with divestiture
(H)	Includes $13.0m of impairments to an equity method investment, $8.6m of impairments to cost-method investments and $1.0m of tangible asset impairments
(I)	Costs associated with acquisitions. Includes $16.5m in acquisitions costs associated with the acquisitions of ImThera, TandemLife and Caisson and a $39.4m gain upon acquisition of Caisson.
(J)	Primarily related to intellectual property migration and other non-recurring impacts to interest expense
(K)
Primarily relates to discrete tax items and the tax impact of intercompany transactions, of which $27.5m related to a net, non-cash charge incurred as a result of the U.S. enacted Tax Cuts and Jobs Act on December 22, 2017.

*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(U.S. dollars in millions, except per share amounts)

Year Ended December 31, 2016	Sales	Gross profit	Operating income from continuing operations	Income from continuing operations	Income (loss) from discontinued operations	Net income (loss)	Diluted EPS from continuing operations	Diluted EPS from discontinued operations	Diluted EPS
GAAP Financial Measures	$964.9	$559.5	$31.4	$1.9	($64.7)	($62.8)	$0.04	($1.32)	($1.28)
Specified Items
Merger and integration expenses (A)			20.4	14.5	0.1	14.6	0.30	—	0.30
Restructuring expenses (B)			37.4	27.2	18.3	45.5	0.56	0.37	0.93
Depreciation, Amortization & Inventory Step-Up (C)		30.3	61.1	42.2	26.6	68.8	0.86	0.54	1.40
Impairment of goodwill (D)					18.3	18.3	—	0.37	0.37
Product remediation (E)		37.5	37.5	24.8		24.8	0.51	—	0.51
Other income/(expenses) & litigations (F)			6.9	4.7		4.7	0.10	—	0.10
Write-off of investment in minorities (G)				9.2		9.2	0.19	—	0.19
Equity compensation (H)		0.7	17.2	12.4	2.1	14.5	0.25	0.04	0.30
Certain interest adjustments (I)				1.2		1.2	0.03	—	0.03
Certain tax adjustments (J)				10.2		10.2	0.21	—	0.21
Adjusted financial measures	$964.9	$628.0	$211.9	$148.5	$0.8	$149.3	$3.03	$0.02	$3.05

GAAP results for the year ended December 31, 2016 include:
(A)	Merger and integration expenses related to our legacy companies
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with final purchase price accounting
(D)	Impairment of CRM segment goodwill
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)
Includes a gain recognized for the reimbursement of $4.7m of earthquake damages incurred in Mirandola (Italy) in 2012; $5.0m for the reserve of certain receivables from a Greece distributor; $2.6m related to the reassessment of earn-out provisions for two legacy distributor acquisitions; $0.8m related litigation settlements with two independent sales agent; $0.7m related to accruals for tax penalties related to previous years; $2.5m related to other litigation

(G)	$9.2m related to the impairment of a purchase option for Respicardia
(H)	Continuing operations includes $15.6m related to SG&A, $0.9m related to R&D, and $0.7m related to COGS
(I)	Primarily interest related to intellectual property migration and other non-recurring impacts to interest expense
(J)	Primarily relates to discrete tax items and the tax impact of intercompany transactions

*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
SUPPORTING SCHEDULE TO COMBINE CONTINUING OPERATIONS AND DISCONTINUED OPERATIONS
(U.S. dollars in millions, except per share amounts)

Year Ended December 31, 2017	Sales	Gross profit	Operating income from continuing operations	Income from continuing operations	Loss from discontinued operations	Net income (loss)	Diluted EPS
GAAP Financial Measures	$1,012.3	$651.6	$95.7	$54.5	($79.6)	($25.1)	($0.52)
Add: Discontinued Operations (A)	245.2	152.6	(95.9)	(79.6)	79.6	—	—
	1,257.4	804.2	(0.3)	(25.1)	—	(25.1)	(0.52)
Specified Items
Merger and integration expenses (B)			14.8	11.6		11.6	0.24
Restructuring expenses (C)			15.4	13.0		13.0	0.27
Depreciation and Amortization (D)		5.4	52.4	37.2		37.2	0.77
Product remediation (E)		7.3	7.3	4.8		4.8	0.10
Other income/(expenses) & litigations (F)		0.1	10.1	3.7		3.7	0.08
Equity compensation (G)		0.6	19.1	14.8		14.8	0.31
CRM business franchise divestiture (H)		0.1	100.9	83.7		83.7	1.73
Other impairments (I)		0.7	1.0	20.9		20.9	0.43
Acquisition costs (J)		0.2	16.5	(28.7)		(28.7)	(0.59)
Certain interest adjustments (K)				1.5		1.5	0.03
Certain tax adjustments (L)				34.3		34.3	0.71
Adjusted financial measures	$1,257.4	$818.6	$237.2	$171.8	$—	$171.8	$3.54

GAAP results for the year ended December 31, 2017 include:
(A)	Adjustment to combine the results of the CRM Business Franchise with continuing operations
(B)	Merger and integration expenses related to our legacy companies
(C)	Restructuring expenses related to organizational changes
(D)	Includes depreciation and amortization associated with purchase price accounting ($5.4m COGS, $0.7m SG&A, $0.4m R&D and $45.9m amortization of intangible assets)
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)
Contingent consideration related to acquisitions and legal expenses primarily related to 3T Heater-Cooler defense and other matters ($0.1m COGS, $10.5m SG&A, ($0.3m) R&D, ($0.2m) M&I and $3.2m interest expense)

(G)	Includes $0.6m related to COGS, $16.9m related to SG&A and $1.6m for R&D
(H)	Includes CRM business franchise impairment of $93.6m and $7.3m of expenses associated with divestiture ($0.1m COGS, $7.0m SG&A, $93.6m Impairment of CRM and $0.2m R&D)
(I)	Includes $13.0m of impairments to an equity method investment, $8.6m of impairments to cost-method investments and $1.0m of tangible asset impairments
(J)
Costs associated with the acquisitions of ImThera, TandemLife and Caisson. Includes $16.5m in acquisitions costs ($0.2m COGS, $2.3m SG&A, $13.0m R&D and $1.0m M&I) and a $39.4m gain upon acquisition of Caisson.

(K)	Primarily related to intellectual property migration and other non-recurring impacts to interest expense
(L)
Primarily relates to discrete tax items and the tax impact of intercompany transactions, of which $27.5m related to a net, non-cash charge incurred as a result of the U.S. enacted Tax Cuts and Jobs Act on December 22, 2017.

*	Numbers may not add up precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
SUPPORTING SCHEDULE TO COMBINE NET SALES OF CONTINUING OPERATIONS AND DISCONTINUED OPERATIONS
(U.S. dollars in millions)

	Twelve Months Ended December 31,

	2017	2016	% Change at Actual Currency Rates	% Change at Constant Currency Rates
US GAAP net sales	$1,012.3	$964.9	4.9%	4.1%
Add: Net sales of discontinued operations	245.2	249.1	(1.6%)	(2.5%)
	$1,257.4	$1,213.9	3.6%	2.8%

* The sales results presented are unaudited. Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in millions)

	December 31, 2017	December 31, 2016
ASSETS

Current Assets:
Cash and cash equivalents	$93.6	$39.8
Accounts receivable, net	282.1	213.3
Inventories	144.5	133.0
Prepaid and refundable taxes	46.3	50.6
Assets held for sale	13.6	4.5
Assets of discontinued operations	250.7	319.9
Prepaid expenses and other current assets	39.0	51.7
Total Current Assets	869.9	812.7
Property, plant and equipment, net	192.4	203.7
Goodwill	784.2	691.7
Intangible assets, net	535.4	441.6
Investments	34.5	56.2
Deferred tax assets, net	11.6	6.0
Other assets	76.0	130.7
Total Assets	$2,503.9	$2,342.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$84.0	$47.7
Accounts payable	85.9	71.9
Accrued liabilities and other	78.9	71.0
Taxes payable	12.8	18.4
Accrued employee compensation and related benefits	66.2	57.6
Liabilities of discontinued operations	78.1	83.2
Total Current Liabilities	406.0	349.9
Long-term debt obligations	62.0	75.2
Deferred income taxes liability	123.3	152.5
Long-term employee compensation and related benefits	28.2	23.0
Other long-term liabilities	69.1	35.1
Total Liabilities	688.6	635.7
Total Stockholders’ Equity	1,815.3	1,706.9
Total Liabilities and Stockholders’ Equity	$2,503.9	$2,342.6

* Numbers may not add up precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(U.S. dollars in millions)
	Twelve Months Ended December 31,
Operating Activities:	2017	2016
Net loss	($25.1)	($62.8)
Non-cash items included in net loss:
Depreciation	37.1	39.9
Amortization	45.9	45.5
Stock-based compensation	19.1	19.6
Deferred income tax benefit	(9.3)	(26.7)
Losses from equity method investments	21.6	22.6
Gain on acquisition of Caisson Interventional, LLC	(39.4)	—
Impairment of discontinued operations	93.6	18.3
Impairment of cost-method investments	8.6	—
Impairment of property, plant and equipment	6.0	6.0
Amortization of income taxes from inter-company transfers of property	31.8	26.0
Other	5.2	10.2
Changes in operating assets and liabilities:
Accounts receivable, net	(48.9)	(16.4)
Inventories	7.2	26.7
Other current and non-current assets	(6.2)	(32.7)
Restructuring reserve	(14.6)	12.4
Accounts payable and accrued current and non-current liabilities	(41.1)	1.6
Net cash provided by operating activities	91.3	90.2

Investing Activities:
Purchases of property, plant, equipment and other	(34.1)	(38.4)
Acquisition of Caisson Interventional, LLC, net of cash acquired	(14.2)	—
Proceeds from sale of cost-method investment	3.2	—
Proceeds from asset sales	5.9	1.1
Purchases of cost and equity method investments	(6.3)	(8.0)
Loans to cost and equity method investees	(7.4)	(6.3)
Purchases of short-term investments	—	(7.1)
Maturities of short-term investments	—	14.1
Net cash used in investing activities	(52.9)	(44.5)

Financing Activities:
Change in short-term borrowing, net	12.4	(33.7)
Proceeds from short-term borrowing (maturities greater than 90 days)	20.0	—
Proceeds from long-term debt obligations	2.0	7.2
Repayment of long-term debt obligations	(22.8)	(21.1)
Proceeds from exercise of stock options	5.0	8.3
Repayment of trade receivable advances	—	(23.8)
Share repurchases	—	(54.5)
Other	(5.4)	(0.5)
Net cash provided by (used) in financing activities	11.3	(118.0)

Effect of exchange rate changes on cash and cash equivalents	4.0	(0.4)
Net increase (decrease) in cash and cash equivalents	53.8	(72.8)

Cash and cash equivalents at beginning of period	39.8	112.6
Cash and cash equivalents at end of period	$93.6	$39.8

* Numbers may not add up precisely due to rounding.